SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2002

McGRATH RENTCORP
(Exact name of registrant as specified in its Charter)

California	0-13292	94-2579843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employe Identification No.)

5700 Las Positas Road, Livermore, CA (Address of principal executive offices)	94550 (Zip Code)

(925) 606-9200
(Registrant’s Telephone Number, including Area Code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On July 9, 2002, the Board of Directors of McGrath RentCorp (the “Company”) determined, in consultation with and upon the recommendation of its Audit Committee, to appoint Grant Thornton LLP to serve as the Company’s independent public accountants, replacing Arthur Andersen LLP (“Andersen”). The Company dismissed Andersen on the same date. This determination followed the Company’s decision to seek proposals from independent public accountants to audit the financial statements of the Company.

     The audit reports of Andersen on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During McGrath RentCorp’s two most recent fiscal years ended December 31, 2001, and through the date of this Form 8-K, there were no disagreements between McGrath RentCorp and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports on McGrath RentCorp’s consolidated financial statements for such years.

     None of the reportable events described under item 304(a)(1)(v) of Regulation S-K occurred during McGrath RentCorp’s two most recent fiscal years ended December 31, 2001, or through the date of this Form 8-K.

     McGrath RentCorp provided Andersen a copy of the foregoing disclosures. While the Company has received no information from Andersen that Andersen has a basis for disagreement with such statements, the Company has been informed that, in light of recent developments at Andersen, Andersen has ceased providing written representations for use in Form 8-Ks concerning changes in a registrant’s certifying accountant.

     During McGrath RentCorp’s two most recent fiscal years ended December 31, 2001, and through the date of this form 8-K, McGrath RentCorp did not consult Grant Thornton LLP with respect to any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGrath RentCorp

Dated: July 15, 2002	By: /s/ Thomas J. Sauer Thomas J. Sauer Vice President and Chief Financial Officer